EXHIBIT 10.78

AMENDMENT
TO
THE PEPSICO INTERNATIONAL RETIREMENT PLAN
DEFINED BENEFIT PROGRAM (PIRP-DB)

The PepsiCo International Retirement Plan Defined Benefit Program (PIRP-DB) (“Plan”) is hereby amended as follows, effective as of January 1, 2015:

I.
Section 5.03(c) of the Plan is amended to read in its entirety as follows:

(c) Lump Sum Payment: Subject to Section 5.04, a Member who elects not to receive benefits in the normal form may elect to receive payment of his Pension in the form of a single lump sum payment. The amount of the single lump sum payment shall be the actuarial equivalent of the Single Life Annuity, determined in accordance with Table A, utilizing the lump sum equivalent factors currently applicable to lump sum distributions under the PepsiCo Salaried Plan (disregarding transition factors), calculated as of the date payments would have commenced under the normal form of benefit or other optional benefit. The lump sum payment shall be made in one taxable year of the Member and shall be paid as soon as practicable after the date specified by the Member in his written election. Effective for lump sum payments due to be paid on or after the Restatement Date, interest will be added to late lump sum payments in accordance with the administrative practices of the PepsiCo Salaried Plan. No interest shall be payable on such sum during any such deferred period specified by the Member.

II.

Section 5.04(b) of the Plan is amended to read in its entirety as follows:

(b) Deferred Vested Pensions: Deferred Vested Pensions under Section 4.04 shall be eligible for payment only under the Single Life Annuity, the 50 Percent Survivor Option or the 75 Percent Survivor Option, except as provided in the next sentence. Effective January 1, 2015, Deferred Vested Pensions under Section 4.04 shall also be eligible for the Lump Sum Payment option, but only to the limited extent that such option is available on an on-going basis with respect to deferred vested pensions under the PepsiCo Salaried Plan (except that unlike participants in the PepsiCo Salaried Plan, participants in this Plan with a benefit under the PepsiCo Pension Equalization Plan shall not be excluded from the Lump Sum Payment option).

II.
Corrections to the Plan document necessary to carry forth the above amendment, including corrections to cross-references affected by this amendment, shall be made as necessary.
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This amended and restated Plan is hereby adopted and approved, to be effective as of January 1, 2015 (unless otherwise noted herein), this 16th day of December, 2014.

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Executive Vice President, Human Resources and Chief Human Resources Officer

LAW DEPARTMENT APPROVAL:

By: /s/ Cynthia Nastanski
Cynthia Nastanski
Senior Vice President, Corporate Law and
Deputy Corporate Secretary

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